Exhibit 5.1

January 14, 2015

TerraForm Power, Inc.

7500 Wisconsin Avenue, 9th Floor

Bethesda, MD 20814

Re:	TerraForm Power, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to TerraForm Power, Inc., a Delaware corporation (the “Company”), in connection with the offering (the “Offering”) by the Company of $350,000,000 in shares (the “Initial Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), and up to an additional $52,500,000 in shares (together with the Initial Shares, the “Shares”) of Common Stock subject to an over-allotment option.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933 (the “Act”).

In rendering the opinion stated herein, we have examined and relied upon the following: (a) the Company’s Registration Statement on Form S-1 (File No. 333-200830) relating to Shares, filed with the Securities and Exchange Commission (the “Commission”) on December 10, 2014 under the Act; (b) Pre-Effective Amendment No. 1 thereto (such Registration Statement, as so amended, the “Registration Statement”); (c) the form of underwriting agreement (the “Underwriting Agreement”) proposed to be entered into by and among Barclays Capital Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and Macquarie Capital (USA) Inc., as representatives of the several underwriters named therein, and

TerraForm Power, Inc.

January 14, 2015

the Company, filed as Exhibit 1.1 to the Registration Statement; (d) a specimen certificate evidencing the Common Stock in the form of Exhibit 4.1 to the Registration Statement; (e) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (f) the Amended and Restated By-Laws of the Company, as amended to date and currently in effect; and (g) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares, upon the (i) due action by the Pricing Committee of the Board of Directors of the Company to determine the price per share of the Shares and (ii) registration of the Shares by the transfer agent and registrar against payment therefor in the manner described in the Underwriting Agreement, will be validly issued and fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of

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January 14, 2015

the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP